Exhibit 10.2 [Executives] ZOOM VIDEO COMMUNICATIONS, INC. GLOBAL RSU AWARD GRANT NOTICE (2019 EQUITY INCENTIVE PLAN) Zoom Video Communications, Inc. (the “Company”) has awarded you (“the “Participant”) the number of restricted stock units specified and on the terms set forth below in consideration of your services (the “RSU Award”). Your RSU Award is subject to all of the terms and conditions as set forth herein and in the Company’s 2019 Equity Incentive Plan (the “Plan”) and the Global RSU Award Agreement, including any additional terms and conditions for your country included in the appendix attached thereto (the “Agreement”), both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Agreement shall have the meanings set forth in the Plan or the Agreement. Participant: Date of Grant: Vesting Commencement Date: Number of Restricted Stock Units: Vesting Schedule: Subject to the Participant’s Continuous Service through each applicable vesting date, the restricted stock units subject to the RSU Award will vest as follows: [New Hire Grants—1/4th of the restricted stock units shall vest on the first anniversary of the Vesting Commencement Date. Thereafter 1/16th of the restricted stock units shall vest every three months following the first anniversary of the Vesting Commencement Date on the day of the calendar month that corresponds with the Vesting Commencement Date such that the RSU Award is fully vested on the fourth anniversary of the Vesting Commencement Date.] [Refresher Grants--1/16th of the restricted stock units shall vest every three months following the Vesting Commencement Date on the day of the calendar month that corresponds with the Vesting Commencement Date such that the RSU Award is fully vested on the fourth anniversary of the Vesting Commencement Date.] Notwithstanding the foregoing, the RSU Award will fully vest upon Participant’s death or Disability, subject to the Participant’s Continuous Service through such death or Disability. Issuance Schedule: One share of Common Stock will be issued for each restricted stock unit which vests at the time set forth in Section 5 of the Agreement. Participant Acknowledgements: By your signature below or by electronic acceptance or authentication in a form authorized by the Company, you understand and agree that: 1. 201333570 v6

Exhibit 10.2 [Executives] • The RSU Award is governed by this Global RSU Award Grant Notice (the “Grant Notice”), and the provisions of the Plan and the Agreement, all of which are made a part of this document. Unless otherwise provided in the Plan, this Grant Notice and the Agreement (together, the “RSU Award Agreement”) may not be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company. • You have read and are familiar with the provisions of the Plan, the RSU Award Agreement and the Prospectus. In the event of any conflict between the provisions in the RSU Award Agreement, or the Prospectus and the terms of the Plan, the terms of the Plan shall control. • To the fullest extent permitted under the Plan and applicable law, withholding taxes applicable to the RSU Award will be satisfied through the sale of a number of the shares issuable in settlement of the RSU Award as determined in accordance with Section 4 of the Agreement and the remittance of the cash proceeds to the Company. Under the Agreement, the Company or, if different, your employer shall make payment from the cash proceeds of this sale directly to the appropriate tax or social security authorities in an amount equal to the taxes required to be remitted. The mandatory sale of shares to cover withholding taxes is imposed by the Company on you in connection with your receipt of this RSU Award. • The RSU Award Agreement sets forth the entire understanding between you and the Company regarding the acquisition of Common Stock and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of: (i) other equity awards previously granted to you, (ii) any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and you in each case that specifies the terms that should govern this RSU Award, and (iii) the Company’s Incentive Compensation Recoupment Policy, any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law, and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under Applicable Law. ZOOM VIDEO COMMUNICATIONS, INC. PARTICIPANT: By: Signature Signature Title: Date: Date: ATTACHMENTS: Global RSU Award Agreement, 2019 Equity Incentive Plan, Prospectus 2. 201333570 v6

Exhibit 10.2 [Executives] ATTACHMENT I ZOOM VIDEO COMMUNICATIONS, INC. 2019 EQUITY INCENTIVE PLAN GLOBAL RSU AWARD AGREEMENT As reflected by your Global RSU Award Grant Notice (“Grant Notice”) Zoom Video Communications, Inc. (the “Company”) has granted you a RSU Award under its 2019 Equity Incentive Plan (the “Plan”) for the number of restricted stock units as indicated in your Grant Notice (the “RSU Award”). The terms of your RSU Award as specified in the Global RSU Award Agreement, including any additional terms and conditions for your country included in the appendix attached hereto (the “Agreement”) and the Grant Notice constitute your “RSU Award Agreement”. Defined terms not explicitly defined in this Agreement but defined in the Grant Notice or the Plan shall have the same definitions as in the Grant Notice or Plan, as applicable. The terms applicable to your RSU Award are as follows: 1. GOVERNING PLAN DOCUMENT. Your RSU Award is subject to all the provisions of the Plan, including but not limited to the provisions in: (a) Section 6 of the Plan regarding the impact of a Capitalization Adjustment, dissolution, liquidation, or Corporate Transaction on your RSU Award, (b) Section 9(e) regarding the Company’s or your employer’s retained rights to terminate your Continuous Service notwithstanding the grant of the RSU Award, and (c) Section 8(c) regarding the tax consequences of your RSU Award. Your RSU Award is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the RSU Award Agreement and the provisions of the Plan, the provisions of the Plan shall control. 2. GRANT OF THE RSU AWARD. This RSU Award represents your right to be issued on a future date the number of shares of the Company’s Common Stock that is equal to the number of restricted stock units indicated in the Grant Notice subject to your satisfaction of the vesting conditions set forth therein (the “Restricted Stock Units”). Any additional Restricted Stock Units that become subject to the RSU Award pursuant to Capitalization Adjustments as set forth in the Plan and the provisions of Section 3 below, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units covered by your RSU Award. 3. 201333570 v6

Exhibit 10.2 [Executives] 3. DIVIDENDS. You may become entitled to receive payments equal to any cash dividends and other distributions paid with respect to a corresponding number of shares of Common Stock to be issued in respect of the Restricted Stock Units covered by your RSU Award. Any such dividends or distributions shall be subject to the same forfeiture restrictions as apply to the Restricted Stock Units and shall be paid at the same time that the corresponding shares are issued in respect of your vested Restricted Stock Units, provided, however that to the extent any such dividends or distributions are paid in shares of Common Stock, then you will automatically be granted a corresponding number of additional Restricted Stock Units subject to the RSU Award (the “Dividend Units”), and further provided that such Dividend Units shall be subject to the same forfeiture restrictions and restrictions on transferability, and same timing requirements for issuance of shares, as apply to the Restricted Stock Units subject to the RSU Award with respect to which the Dividend Units relate. 4. WITHHOLDING OBLIGATIONS. (a) You acknowledge that, regardless of any action taken by the Company, or if different, the Affiliate employing or engaging you (the “Employer”), the ultimate liability for all income tax (including U.S. federal, state, and local taxes and/or non-U.S. taxes), social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (the “Tax-Related Items”) is and remains your responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. You further acknowledge that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSU Award, including, but not limited to, the grant of the RSU Award, the vesting of the RSU Award, the issuance of shares in settlement of vesting of the RSU Award, the subsequent sale of any shares of Common Stock acquired pursuant to the RSU Award and the receipt of any dividends or Dividend Units; and (ii) do not commit to and are under no obligation to reduce or eliminate your liability for Tax-Related Items. Further, if you become subject to taxation in more than one country, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one country. (b) On each vesting date, and on or before the time you receive a distribution of the shares underlying your Restricted Stock Units, and at any other time as reasonably requested by the Company in accordance with Applicable Law, you agree to make adequate provision for any sums required to satisfy the withholding obligations of the Company, the Employer or any Affiliate in connection with any Tax-Related Items that arise in connection with your RSU Award (the “Withholding Taxes”). The Company shall arrange a mandatory sale (on your behalf pursuant to your authorization under this section and without further consent) of the shares of Common Stock issued in settlement upon the vesting of your Restricted Stock Units in an amount necessary to satisfy the Withholding Taxes and shall satisfy the Withholding Taxes by withholding from the proceeds of such sale (the “Mandatory Sell to Cover”). You hereby acknowledge and agree that the Company shall have the authority to administer the Mandatory Sell to Cover arrangement in its sole discretion with a registered broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) as the Company may select as the agent (the “Agent”) who will sell on the open market at the then prevailing market 4. 201333570 v6

Exhibit 10.2 [Executives] price(s), as soon as practicable on or after each date on which your Restricted Stock Units vest, the number (rounded up to the next whole number) of the shares of Common Stock to be delivered to you in connection with the vesting of the Restricted Stock Units sufficient to generate proceeds to cover (A) the Withholding Taxes that you are required to pay pursuant to the Plan and this Agreement as a result of the vesting of the Restricted Stock Units (or shares being issued thereunder, as applicable) and (B) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto any remaining funds shall be remitted to you. (c) If, for any reason, such Mandatory Sell to Cover does not result in sufficient proceeds to satisfy the Withholding Taxes, the Company or an Affiliate may, in its sole discretion, satisfy all or any portion of the Withholding Taxes relating to your RSU Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company or the Employer; (ii) causing you to tender a cash payment (which may be in the form of a check, electronic wire transfer or other method permitted by the Company); or (iii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with your Restricted Stock Units with a fair market value (measured as of the date shares of Common Stock are issued to you) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock so withheld will not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the maximum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income; and to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Company’s Board or Compensation Committee. (d) Unless the tax withholding obligations of the Company and/or any Affiliate with respect to the Tax-Related Items are satisfied, the Company shall have no obligation to deliver to you any Common Stock. (e) In the event the Company’s obligation to withhold arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Tax-Related Items withholding obligation was greater than the amount withheld by the Company or your Employer, you agree to indemnify and hold the Company and your Employer harmless from any failure by the Company or your Employer to withhold the proper amount. (f) You acknowledge that the Mandatory Sell to Cover is imposed by the Company on you pursuant to the terms of the RSU Award. (g) The Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts, or other applicable withholding rates, including maximum applicable rates in your jurisdiction(s). If the maximum rate is used, any over-withheld amount may be refunded to you in cash by the Company or Employer (with no entitlement to the equivalent in shares of Common Stock), or if not refunded, you may seek a refund from the local tax authorities. You must pay to the Company and/or the Employer any 5. 201333570 v6

Exhibit 10.2 [Executives] amount of Tax-Related Items that the Company and/or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. 5. DATE OF ISSUANCE. (a) The issuance of shares in respect of the Restricted Stock Units is intended to comply with Treasury Regulations Section 1.409A-1(b)(4) and will be construed and administered in such a manner. Subject to the satisfaction of the withholding obligations set forth in this Agreement, in the event one or more Restricted Stock Units vests, the Company shall issue to you one (1) share of Common Stock for each Restricted Stock Unit that vests on the applicable vesting date(s). The issuance date determined by this paragraph is referred to as the “Original Issuance Date”. (b) If the Original Issuance Date falls on a date that is not a business day, delivery shall instead occur on the next following business day or to the extent not administratively feasible, as soon as practicable thereafter (but for the avoidance of doubt, in no event later than the later of (i) the 15th day of the third month following the end of the calendar year in which the Restricted Stock Units vest, or (ii) the 15th day of the third month following the end of the Company’s fiscal year in which the Restricted Stock Units vest). (c) The form of delivery (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company. 6. NATURE OF GRANT. In accepting the RSU Award, you acknowledge, understand and agree that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan; (b) the grant of the RSU Award is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, other equity awards or benefits in lieu of equity awards, even if equity awards have been granted in the past; (c) all decisions with respect to future RSU Awards or other grants, if any, will be at the sole discretion of the Company; (d) the RSU Award grant and your participation in the Plan shall not create a right to employment or be interpreted as forming or amending an employment or service contract with the Company, the Employer or any Affiliate; (e) you are voluntarily participating in the Plan; (f) the RSU Award and any shares of Common Stock acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation; 6. 201333570 v6

Exhibit 10.2 [Executives] (g) the RSU Award and any shares of Common Stock acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits or similar mandatory payments; (h) the future value of the shares of Common Stock underlying the RSU Award is unknown, indeterminable, and cannot be predicted with certainty; (i) if the RSU Award vests and you are issued shares of Common Stock, the value of such shares of Common Stock may increase or decrease in value following the date the shares are issued; even below the Fair Market Value on the date the RSU Award is granted to you; (j) for purposes of the RSU Award, your Continuous Service will be considered terminated as of the date you are no longer actively providing services to the Company or one of its Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, your right to vest in the RSU Award under the Plan, if any, will terminate as of such date and will not be extended by any notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any); and the Plan Administrator shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of the RSU Award (including whether you may still be considered to be providing services while on a leave of absence); (k) no claim or entitlement to compensation or damages shall arise from forfeiture of the RSU Award resulting from your termination of Continuous Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed, or the terms of your employment agreement, if any); (l) unless otherwise agreed with the Company in writing, the RSU Award and any shares of Common Stock acquired under the Plan, and the income from and value of same, are not granted as consideration for, or in connection with, any service you may provide as a director of the Company or any Affiliate; and (m) neither the Company, the Employer or any Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the RSU Award or the subsequent sale of any shares of Common Stock acquired upon settlement of the RSU Award. 7. TRANSFERABILITY. Except as otherwise provided in the Plan, your RSU Award is not transferable, except by will or by the applicable laws of descent and distribution 8. CORPORATE TRANSACTION. Your RSU Award is subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without 7. 201333570 v6

Exhibit 10.2 [Executives] limitation, a provision for the appointment of a stockholder representative that is authorized to act on your behalf with respect to any escrow, indemnities and any contingent consideration. 9. NO LIABILITY FOR TAXES. As a condition to accepting the RSU Award, you hereby (a) agree to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from the RSU Award or other Company compensation and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax consequences of the RSU Award and have either done so or knowingly and voluntarily declined to do so. 10. CLAWBACK/RECOVERY. Your RSU Award and any shares issued in settlement of your RSU Award will be subject to recoupment in accordance with: (i) the Company’s Incentive Compensation Recoupment Policy, (ii) any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd- Frank Wall Street Reform and Consumer Protection Act or other Applicable Law, and (iii) any clawback policy that the Company otherwise adopts, in each case to the extent applicable and permissible under Applicable Law. No recovery of compensation under such a clawback policy will be an event giving rise to your right to voluntary terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company. 11. SEVERABILITY. If any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid. 12. WAIVER. You acknowledge that a waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach of this Agreement. 13. NO ADVICE REGARDING GRANT. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying shares of Common Stock. You should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan. 14. DATA PRIVACY. By signing the Grant Notice or otherwise accepting this Agreement in accordance with the Company’s acceptance procedures, you declare that you agree with the data processing practices described herein and consent to the collection, processing and use of your Personal Data (as defined below) by the Company and the transfer of your Personal Data to the recipients mentioned herein, including recipients located in countries which do not adduce an adequate level of protection from a European (or other non- U.S.) data protection law perspective, for the purposes described herein. 8. 201333570 v6

Exhibit 10.2 [Executives] (a) Declaration of Consent. You understand that you need to review the following information about the processing of your personal data by or on behalf of the Company, the Employer and/or any Affiliate, as described herein, and any other RSU Award materials (the “Personal Data”) and declare your consent. With regard to the processing of your Personal Data in connection with the Plan, you understand that the Company is the controller of the Personal Data. (b) Data Processing and Legal Basis. The Company collects, uses and otherwise processes your Personal Data for the purposes of allocating shares of Common Stock and implementing, administering and managing the Plan. You understand that this Personal Data may include, without limitation, your name, home address and telephone number, email address, date of birth, social insurance number, passport number or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of Common Stock or directorships held in the Company or its Subsidiaries, details of all RSU Awards or any other entitlement to shares of Common Stock or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in your favor. The legal basis for the processing of your Personal Data will be your consent. (c) Stock Plan Administration Service Providers. You understand that the Company may transfer your Personal Data, or parts thereof, to E*Trade Financial Corporate Services, Inc. (and its affiliated companies), an independent service provider based in the United States which assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider and share your Personal Data with such different service provider that serves the Company in a similar manner. You understand and acknowledge that the Company’s service provider may open an account for you to receive and trade shares of Common Stock acquired under the Plan and that you will be asked to agree on separate terms and data processing practices with the service provider, which is a condition of your ability to participate in the Plan. (d) International Data Transfers. You understand that the Company and, as of the date hereof, any third parties assisting in the implementation, administration and management of the Plan, such as the Company’s service providers, are based in the United States. If you are located outside the United States, you understand and acknowledge that your country has enacted data privacy laws that are different from the laws of the United States. For example, the European Commission has issued only a limited adequacy finding with respect to the United States that applies solely if and to the extent that companies self- certify and remain self-certified under the EU/U.S. Privacy Shield program. Otherwise, transfers of personal data from the EU to the United States can be made on the basis of Standard Contractual Clauses approved by the European Commission or other appropriate safeguards permissible under the Applicable Law. If you are located in the EU or EEA, the Company may receive, process and transfer your Personal Data onward to third-party service providers solely on the basis of appropriate data transfer agreements or other appropriate safeguards permissible under Applicable Law. If applicable, you understand that you can ask for a copy of the appropriate data processing agreements underlying the transfer of your Personal Data by contacting your local human resources representative. The Company’s legal basis for the transfer of your Personal Data is your consent. 9. 201333570 v6

Exhibit 10.2 [Executives] (e) Data Retention. You understand that the Company will use your Personal Data only as long as is necessary to implement, administer and manage your participation in the Plan, or to comply with legal or regulatory obligations, including under tax and securities laws. In the latter case, you understand and acknowledge that the Company’s legal basis for the processing of your Personal Data would be compliance with Applicable Law or the pursuit by the Company of respective legitimate interests not outweighed by your interests, rights or freedoms. When the Company no longer needs your Personal Data for any of the above purposes, you understand the Company will remove it from its systems. (f) Voluntariness and Consequences of Denial/Withdrawal of Consent. You understand that your participation in the Plan and your grant of consent is purely voluntary. You may deny or later withdraw your consent at any time, with future effect and for any or no reason. If you deny or later withdraw your consent, the Company can no longer offer you participation in the Plan or offer other awards to you or administer or maintain such awards and you would no longer be able to participate in the Plan. You further understand that denial or withdrawal of your consent would not affect your status or salary as an employee or your career and that you would merely forfeit the opportunities associated with the Plan. (g) Data Subject Rights. You understand that data subject rights regarding the processing of personal data vary depending on the Applicable Law and that, depending on where you are based and subject to the conditions set out in the Applicable Law, you may have, without limitation, the rights to (i) inquire whether and what kind of Personal Data the Company holds about you and how it is processed, and to access or request copies of such Personal Data, (ii) request the correction or supplementation of Personal Data about you that is inaccurate, incomplete or out-of-date in light of the purposes underlying the processing, (iii) obtain the erasure of Personal Data no longer necessary for the purposes underlying the processing, processed based on withdrawn consent, processed for legitimate interests that, in the context of your objection, do not prove to be compelling, or processed in non-compliance with applicable legal requirements, (iv) request the Company to restrict the processing of your Personal Data in certain situations where you feel its processing is inappropriate, (v) object, in certain circumstances, to the processing of Personal Data for legitimate interests, and to (vi) request portability of your Personal Data that you have actively or passively provided to the Company (which does not include data derived or inferred from the collected data), where the processing of such Personal Data is based on consent or your employment or service agreement and is carried out by automated means. In case of concerns, you understand that you may also have the right to lodge a complaint with the competent local data protection authority. Further, to receive clarification of, or to exercise any of your rights, you should contact your local human resources representative. (h) Alternate Basis and Additional Consents. Finally, you understand that the Company may rely on a different basis for the processing or transfer of Personal Data in the future and/or request that you provide another data privacy consent. If applicable, you agree that upon request of the Company or the Employer, you will provide an executed acknowledgement or data privacy consent form (or any other agreements or consents) that the 10. 201333570 v6

Exhibit 10.2 [Executives] Company and/or the Employer may deem necessary to obtain from you for the purpose of administering your participation in the Plan in compliance with the data privacy laws in your country, either now or in the future. You understand and agree that you will not be able to participate in the Plan if you fail to provide any such consent or agreement requested by the Company and/or the Employer. 15. LANGUAGE. You acknowledge that you are sufficiently proficient in the English language, or have consulted with an advisor who is sufficiently proficient in English, so as to allow you to understand the terms and conditions of this Agreement. If you have received this Agreement or any other documents related to the Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control. 16. VENUE. For purposes of any action, lawsuit or other proceeding brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts where this grant is made and/or to be performed. 17. INSIDER TRADING RESTRICTIONS / MARKET ABUSE LAW. You may be subject to insider trading restrictions and/or market abuse laws based on the exchange on which the shares of Common Stock are listed and in applicable jurisdictions, including the United States, your country and the designated broker’s country, which may affect your ability to accept, acquire, sell or otherwise dispose of shares of Common Stock, rights to shares of Common Stock (i.e., RSU Awards) or rights linked to the value of the shares of Common Stock under the Plan during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdiction(s)). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you placed before you possessed inside information. Furthermore, you could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s Trading Policy, or any other applicable insider trading policy then in effect. You acknowledge that you are responsible for complying with any applicable restrictions and are encouraged to speak with your personal legal advisor for further details regarding any applicable insider-trading and/or market-abuse laws in your country. 18. FOREIGN ASSET/ACCOUNT, EXCHANGE CONTROL AND TAX REPORTING. You may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of shares of Common Stock or cash (including dividends and the proceeds arising from the sale of shares of Common Stock) derived from your participation in the Plan in, to and/or from a brokerage/bank account or legal entity located outside your country. The Applicable Laws in your country may require that you report such accounts, assets and balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. You may also be required to repatriate sale proceeds or other funds received as a result of your participation in the Plan to your country through a designated bank or broker within a certain time after receipt. You acknowledge that it is your 11. 201333570 v6

Exhibit 10.2 [Executives] responsibility to be compliant with such regulations and you are encouraged to consult with your personal legal advisor for any details. 19. COUNTRY-SPECIFIC PROVISIONS. Notwithstanding any provisions of this Agreement to the contrary, if you reside or are employed outside of the United States, the RSU Award shall be subject to any terms and conditions for your country of residence (and country of employment, if different) set forth in the appendix attached hereto (the “Appendix”). Further, if you transfer residence and/or employment to another country reflected in the Appendix, the terms and conditions for such country will apply to you to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement. 20. IMPOSITION OF OTHER REQUIREMENTS. The Company reserves the right to impose other requirements on your participation in the Plan, on the RSU Award and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. 21. OTHER DOCUMENTS. You hereby acknowledge receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Prospectus. In addition, you acknowledge receipt of the Company’s Trading Policy. 22. QUESTIONS. If you have questions regarding these or any other terms and conditions applicable to your RSU Award, including a summary of the applicable federal income tax consequences please see the Prospectus. 12. 201333570 v6

Exhibit 10.2 [Executives] APPENDIX TO THE ZOOM VIDEO COMMUNICATIONS, INC. 2019 EQUITY INCENTIVE PLAN GLOBAL RSU AWARD AGREEMENT Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the Global RSU Award Agreement. Terms and Conditions This Appendix includes additional terms and conditions that govern the RSU Award granted to you under the Plan if you are an employee that works or resides outside the U.S. and/or in one of the countries listed below. If you are a citizen or resident of a country other than the one in which you are currently working and/or residing, transfer employment and/or residency to another country after the date of grant, are a consultant, change employment status to a consultant position, or are considered a resident of another country for local law purposes, the Company shall, in its discretion, determine the extent to which the special terms and conditions contained herein shall be applicable to you. References to your Employer shall include any entity that engages your services. Notifications This Appendix also includes information regarding exchange controls and certain other issues of which you should be aware with respect to your participation in the Plan. The information is provided solely for your convenience and is based on the securities, exchange control and other laws in effect in the respective countries as of April 2019. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information noted herein as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date by the time you vest in the RSU or sell any shares of Common Stock acquired upon settlement of the vested RSU. In addition, the information contained in this Appendix is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you should seek appropriate professional advice as to how the applicable laws in your country may apply to your situation. Finally, if you are a citizen or resident of a country other than the one in which you are currently residing and/or working, transfer to another country after the date of grant, or are considered a resident of another country for local law purposes, the notifications contained herein may not be applicable to you in the same manner. 13. 201333570 v6

Exhibit 10.2 [Executives] AUSTRALIA Notifications Tax Conditions. Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies to the RSU Award granted under the Plan, such that the RSU Award is intended to be subject to deferred taxation. Australian Offer Document. The offering of the Plan in Australia is intended to qualify for an exemption from the prospectus requirements under Class Order 14/1000 issued by the Australian Securities and Investments Commission. Additional details are set forth in the Offer Document for the offer of RSU Awards to Australian Resident Employees, which was provided to you with this RSU Award Agreement. Exchange Control Information. If you are an Australian resident, exchange control reporting is required for cash transactions exceeding AUD10,000 and international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on your behalf. If there is no Australian bank involved with the transfer, you will be required to file the report. CANADA Terms and Conditions Termination. The following provision replaces Section 5(j) of the Global RSU Award Agreement in its entirety: (j) In the event of the termination of your Continuous Service (whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), unless otherwise provided in the RSU Award Agreement or determined by the Company, your right to vest in the RSU Award under the Plan will terminate effective as of the earlier of (i) the date upon which you cease to provide services, or (ii) the date upon which you receive a notice of termination and will not in either case be extended by any contractual notice period in which you do not actively provide services or any period of pay in lieu of such notice (including, but not limited to Canadian statutory law, regulatory law and/or common law) mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any; the Plan Administrator shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of the RSU Award (including whether you may still be considered to be providing services while on a leave of absence); The following terms and conditions apply to employees resident in Quebec: Language. The parties acknowledge that it is their express wish that this agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. 14. 201333570 v6

Exhibit 10.2 [Executives] Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention. Data Privacy. This provision supplements Section 14 of the Global RSU Award Agreement: You hereby authorize the Company or any Affiliate, including the Employer, and any agents or representatives to (i) discuss with and obtain all relevant information from all personnel, professional or non-professional, involved in the administration and operation of the Plan, and (ii) disclose and discuss any and all information relevant to the Plan with their advisors. You further authorize the Company or any Affiliate, including the Employer, and any agents or representatives to record such information and to keep such information in your employee file. Notifications Securities Law Information. You are permitted to sell shares of Common Stock acquired under the Plan through the designated broker appointed under the Plan, if any, provided the resale of shares of Common Stock acquired under the Plan takes place outside Canada through the facilities of the exchange on which the shares of Common Stock are then listed. Foreign Asset/Account Reporting Information. Canadian residents are required to report any foreign specified property held outside Canada (including RSU Awards and shares of Common Stock acquired under the Plan) annually on form T1135 (Foreign Income Verification Statement) if the total cost of the foreign specified property exceeds CAD 100,000 at any time during the year. Thus, if the CAD 100,000 cost threshold is exceeded by other foreign specified property held by the individual, RSU Awards must be reported (generally at a nil cost). For purposes of such reporting, shares of Common Stock acquired under the Plan may be reported at their adjusted cost basis. The adjusted cost basis of a share is generally equal to the fair market value of such share at the time of acquisition; however, if you own other shares of Common Stock (e.g., acquired under other circumstances or at another time), the adjusted cost basis may have to be averaged with the adjusted cost bases of the other shares of Common Stock. You should consult with your personal legal advisor to ensure compliance with applicable reporting obligations. CHINA Terms and Conditions The following applies only to Participants who are exclusively citizens of the People’s Republic of China (“PRC”) and who reside in mainland China or Participants who are otherwise subject to the exchange control laws in China, as determined by the Company in its sole discretion. Satisfaction of Regulatory Obligations. The settlement of the RSU Award upon vesting is conditioned upon the Company securing and maintaining all necessary approvals from the State Administration of Foreign Exchange (“SAFE”) and any other applicable government entities in China to permit the operation of the Plan in China, as determined by the Company it its sole discretion. If or to the extent the Company is unable to complete the registration or maintain the 15. 201333570 v6

Exhibit 10.2 [Executives] registration, no shares of Common Stock shall be issued under the Plan. In this case, the Company retains the discretion to settle any RSU Award in cash paid through local payroll in an amount equal to the Fair Market Value of the shares of Common Stock subject to the RSU Award less any Tax-Related Items. Settlement of RSU Award and Sale of Shares. To facilitate compliance with local regulatory requirements, you agree to the sale of any shares of Common Stock to be issued to you upon vesting and settlement of the RSU Award. The sale will occur (i) immediately upon the issuance of shares in settlement of the RSU Award, (ii) following your termination of Continuous Service from the Company or one of its Affiliates, or (iii) within any other time frame as the Company determines to be necessary to comply with local regulatory requirements. You further agree that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such shares (on your behalf pursuant to this authorization) and you expressly authorize the Company’s designated broker to complete the sale of such shares. You acknowledge that the Company’s designated broker is under no obligation to arrange for the sale of the shares at any particular price. Upon the sale of the shares, the Company agrees to pay you the cash proceeds from the sale, less any brokerage fees or commissions and subject to any obligation to satisfy Withholding Taxes. You agree that the payment of the cash proceeds will be subject to the repatriation requirements described below. Designated Broker Account. You agree that any shares of Common Stock issued to you upon vesting/settlement of the RSU Award shall be deposited directly into an account with the Company’s designated broker. The deposited shares shall not be transferable (either electronically or in certificate form) from the brokerage account. This limitation shall apply both to transfers to different accounts with the same broker and to transfers to other brokerage firms. The limitation shall apply to all shares of Common Stock issued to you under the Plan, whether or not you remain in Continuous Service with the Company or one of its Affiliates. Upon sale of the shares of Common Stock, the repatriation requirements described below shall apply. Exchange Control Restrictions. You understand and agree that you will be required to immediately repatriate to China the proceeds from the sale of any shares of Common Stock acquired under the Plan. You further understand that such repatriation of proceeds may need to be effected through a special bank account established by the Company (or an Affiliate), and you hereby consent and agree that any sale proceeds or other cash payments received in connection with the Plan may be transferred to such special account by the Company (or an Affiliate) on your behalf prior to being delivered to you and that no interest shall be paid with respect to funds held in such account. The proceeds may be paid to you in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid to you in U.S. dollars, you understand that a U.S. dollar bank account in China must be established and maintained so that the proceeds may be deposited into such account. If the proceeds are paid to you in local currency, you acknowledge that the Company (or its Affiliates) are under no obligation to secure any particular exchange conversion rate and that the Company (or its Affiliates) may face delays in converting the proceeds to local currency or distributing the proceeds due to exchange control restrictions. You agree to bear any currency fluctuation risk between the time the shares of Common Stock are sold and the net proceeds are converted into local currency and distributed to you. You further agree to comply with any other 16. 201333570 v6

Exhibit 10.2 [Executives] requirements that may be imposed by the Company (or its Affiliates) in the future in order to facilitate compliance with exchange control requirements in China. Administration. The Company (or its Affiliates) shall not be liable for any costs, fees, lost interest or dividends or other losses that you may incur or suffer resulting from the enforcement of the terms of this Appendix or otherwise from the Company’s operation and enforcement of the Plan, the RSU Award Agreement and this RSU Award in accordance with any Applicable Laws, rules, regulations and requirements. FRANCE Terms and Conditions Language Consent. By accepting the RSU Award, you confirm having read and understood the documents related to the RSU Award (the Plan and the RSU Award Agreement) which were provided in the English language. You accept the terms of these documents accordingly. Consentement à la Langue Utilisée. En acceptant l’attribution («RSU Award»), vouz confirmez avoir lu et compris les documents relatifs à l’attribution (le Plan et le Contrat d’Attribution) qui ont été remis en anglais. Vous acceptez les termes de ces documents en connaissance de cause. Notifications Tax Information. This RSU Award is not intended to qualify for specific tax and social security treatment applicable to awards granted under Section L. 225-197.1 to L. 225-197.6 of the French Commercial Code, as amended. Foreign Asset/Account Reporting Information. If you hold cash or shares of Common Stock outside of France or maintain a foreign bank or brokerage account (including accounts that were opened and closed during the tax year), you are required to report such assets and accounts to the French tax authorities on an annual basis on a specified form, together with your income tax return. Failure to complete this reporting can trigger significant penalties. GERMANY Notifications Exchange Control Information. Cross-border payments in excess of EUR 12,500 must be reported monthly to the German Federal Bank (Bundesbank). If you receive a payment in excess of EUR 12,500 in connection with the sale of shares of Common Stock acquired under the Plan or the receipt of any cash dividends, the report must be filed electronically by the fifth day of the month following the month in which the payment was received. The form of report (Allgemeines Meldeportal Statistik) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English. Foreign Asset/Account Reporting Information. German residents holding shares of Common Stock must notify their local tax office of the acquisition of shares of Common Stock when they file their returns for the relevant year if the value of the shares of Common Stock exceeds EUR 17. 201333570 v6

Exhibit 10.2 [Executives] 150,000 or in the unlikely event that the resident holds shares of Common Stock exceeding 10% of the Company’s share capital. INDIA Notifications Exchange Control Information. Indian residents are required to repatriate the proceeds from the sale of shares of Common Stock to India within specified timeframes. You must retain the foreign inward remittance certificate received from the bank where the foreign currency is deposited in the event that the Reserve Bank of India or the Employer requests proof of repatriation. It is your responsibility to comply with these requirements. Neither the Company nor the Employer will be liable for any fines or penalties resulting from your failure to comply with any Applicable Laws. Foreign Asset/Account Reporting Information. Indian residents are required to declare any foreign bank accounts and any foreign financial assets (including shares of Common Stock held outside of India) in their annual tax returns. You are responsible for complying with this reporting obligation and should confer with your personal tax advisor to determine your obligations in this regard. IRELAND There are no country-specific provisions. JAPAN Notifications Exchange Control Information. Japanese residents acquiring shares of Common Stock valued at more than JPY 100,000,000 in a single transaction must file a Securities Acquisition Report with the Ministry of Finance (“MOF”) through the Bank of Japan within twenty (20) days of the acquisition of the shares. Foreign Asset/Account Reporting Information. Japanese residents are required to report details of any assets held outside Japan as of December 31st (including shares of Common Stock acquired under the Plan), to the extent such assets have a total net fair market value exceeding JPY 50,000,000. Such report is due by March 15th each year. You should consult your personal legal advisor to ensure compliance with applicable reporting obligations. NETHERLANDS There are no country-specific provisions. SINGAPORE Terms and Conditions 18. 201333570 v6

Exhibit 10.2 [Executives] Restriction on Sale of Shares. Shares of Common Stock acquired under the Plan prior to the six (6) month anniversary of the date of grant may not be sold or otherwise offered for sale in Singapore, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) or pursuant to, and in accordance with the conditions of, any other applicable provision(s) of the SFA. Notifications Securities Law Information. The RSU Award is being granted to you pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA. The Plan has not been, nor will it be, lodged or registered as a prospectus with the Monetary Authority of Singapore. Chief Executive Officer and Director Notification Obligation. You acknowledge that if you are the Chief Executive Officer (“CEO”) a director, associate director or shadow director of a Singapore Subsidiary, you are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Subsidiary in writing when you receive an interest (e.g., RSU Awards or shares of Common Stock) in the Company or any Subsidiary within two business days of (i) its acquisition or disposal, (ii) any change in previously disclosed interest (e.g., when the shares of Common Stock are sold), or (iii) becoming a CEO, director, associate director or shadow director. UNITED KINGDOM Terms and Conditions Withholding Obligations. This provision supplements Section 4 of the Global RSU Award Agreement: Notwithstanding the indemnification provision in this Section 4, if you are a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the amount of any income tax due but not collected from or paid by you within ninety (90) days of the end of the U.K. tax year in which an event giving rise to the Tax-Related Items withholding obligation occurs may constitute an additional benefit to you on which additional income tax and National Insurance Contributions (“NICs”) may be payable. You will be responsible for reporting and paying any income tax due on this additional benefit directly to Her Majesty’s Revenue and Customs under the self-assessment regime and for reimbursing the Company and/or the Employer for the value of any employee NICs due on this additional benefit, which the Company and/or the Employer may recover at any time thereafter by any of the means referred to in this RSU Award Agreement. 19. 201333570 v6

Exhibit 10.2 [Executives] ATTACHMENT II 2019 EQUITY INCENTIVE PLAN 20. 201333570 v6

Exhibit 10.2 [Executives] ATTACHMENT III PROSPECTUS 21. 201333570 v6